UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2019

Aqua America, Inc.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue Bryn Mawr, Pennsylvania		19010-3489
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On February 18, 2019, Aqua America, Inc. issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2018. The full text of such press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01	Other Events.

On August 17, 2018, the Company’s subsidiary, Aqua Pennsylvania, Inc., filed a base rate case requesting an aggregate increase of $71,769,000 in annual revenues. The base rate case is being reviewed by the Pennsylvania Public Utility Commission. In connection with this filing, on February 8, 2019, the Company’s subsidiary, Aqua Pennsylvania, Inc. filed a joint settlement of a formal complaint with the Pennsylvania Public Utility Commission (“PPUC”). Under the terms of the settlement, the parties to the settlement, including Aqua Pennsylvania, agree to use reasonable efforts to obtain approval of the settlement terms from the PPUC by May 24, 2019.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release issued by Aqua America, Inc., February 18, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA AMERICA, INC.

By:	/s/ Christopher P. Luning
Christopher P. Luning
Senior Vice President, General Counsel and Secretary

Dated: February 19, 2019